                                                                     EXHIBIT 2.1
================================================================================




                       STOCK PURCHASE AND SALE AGREEMENT

                                  By and Among

                            KENT ACQUISITION CORP.,

                   KENT OPTICAL COMPANY, CUSTOM OPTICS, INC.,
                KENT-N.W. GRAND RAPIDS, INC., KENT-HACKLEY, INC.
                        AND SOURCE OPTICAL SUPPLY, INC.

                                      and

                   THE STOCKHOLDERS OF KENT OPTICAL COMPANY,
     CUSTOM OPTICS, INC., KENT-N.W. GRAND RAPIDS, INC., KENT-HACKLEY, INC.
                        AND SOURCE OPTICAL SUPPLY, INC.



                           ________________________


                           dated as of April 1, 1999

===============================================================================


                               TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
ARTICLE I  PURCHASE AND SALE OF THE SHARES...............................   2
     SECTION 1.01  Purchase and Sale of the Shares.......................   2
     SECTION 1.02  Purchase Price........................................   3
     SECTION 1.03  Purchase Price Adjustments............................   4
     SECTION 1.04  Closing...............................................   5
     SECTION 1.05  Further Assurances....................................   5
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLERS................   5
     SECTION 2.01  Title to Shares.......................................   6
     SECTION 2.02  Seller's Authority to Execute and
                   Perform Agreement.....................................   6
     SECTION 2.03  Purchase For Investment; Residence....................   6
     SECTION 2.04  Capitalization........................................   7
     SECTION 2.05  Organization and Qualification........................   7
     SECTION 2.06  Subsidiaries..........................................   7
     SECTION 2.07  Corporate Power and Authority.........................   7
     SECTION 2.08  Validity, Etc.........................................   8
     SECTION 2.09  Financial Statements..................................   8
     SECTION 2.10  Absence of Undisclosed Liabilities....................   8
     SECTION 2.11  Absence of Adverse Change; Conduct of
                   Business..............................................   9
     SECTION 2.12  Inventories...........................................  10
     SECTION 2.13  Receivables...........................................  10
     SECTION 2.14  Taxes.................................................  10
     SECTION 2.15  Litigation............................................  11
     SECTION 2.16  Certain Practices.....................................  12
     SECTION 2.17  Compliance with Law...................................  12
     SECTION 2.18  Licenses and Permits..................................  12
     SECTION 2.19  Labor and Employee Relations..........................  12
     SECTION 2.20  Certain Employees.....................................  12
     SECTION 2.21  Employee Benefits.....................................  13
     SECTION 2.22  Tangible Properties...................................  13
     SECTION 2.23  Owned Premises........................................  14
     SECTION 2.24  Leased Premises.......................................  15
     SECTION 2.25  Environmental Matters.................................  15
     SECTION 2.26  Insurance.............................................  15
     SECTION 2.27  Outstanding Commitments...............................  15
     SECTION 2.28  Intellectual Property.................................  16
     SECTION 2.29  Significant Customers and Suppliers...................  16
     SECTION 2.30  Banks, Brokers and Proxies............................  16
     SECTION 2.31  Assumptions, Guaranties, Etc. of
                   Indebtedness of Other Persons.........................  16
     SECTION 2.32  Transactions With Affiliates..........................  17
     SECTION 2.33  Records...............................................  17

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                               TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
     SECTION 2.34  Medicare and Medicaid Programs........................  17
     SECTION 2.35  Fraud and Abuse.......................................  17
     SECTION 2.36  Disclosure............................................  17
     SECTION 2.37  Year 2000 Compliance..................................  18
     SECTION 2.38  Dissolution of Jackson Optical, Inc...................  18
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER AND SRC.............  18
     SECTION 3.01  Organization..........................................  18
     SECTION 3.02  Buyer Power and Authority.............................  18
     SECTION 3.03  Validity, Etc.........................................  18
     SECTION 3.04  Financial Statements of SRC...........................  19
     SECTION 3.05  Absence of Material Adverse Change....................  19
     SECTION 3.06  The Payment Shares....................................  19
     SECTION 3.07  SRC SEC Documents.....................................  19
ARTICLE IV  COVENANTS OF THE SELLERS.....................................  20
     SECTION 4.01  Best Efforts Cooperation..............................  20
     SECTION 4.02  Access................................................  20
     SECTION 4.03  Insurance.............................................  20
     SECTION 4.04  Compliance with Laws..................................  20
     SECTION 4.05  Keeping of Books and Records..........................  20
     SECTION 4.06  Actions Prior to Closing..............................  21
     SECTION 4.07  Notice of Changes.....................................  21
     SECTION 4.08  Preservation of Business..............................  21
     SECTION 4.09  Litigation............................................  21
     SECTION 4.10  Continued Effectiveness of
                   Representations and Warranties........................  21
     SECTION 4.11  No Negotiations.......................................  22
     SECTION 4.12  Resignations..........................................  22
ARTICLE V  COVENANTS OF THE BUYER AND SRC................................  22
     SECTION 5.01  Cooperation...........................................  22
     SECTION 5.02  Continued Effectiveness of
                   Representations and Warranties........................  22
     SECTION 5.03  Registration of Shares................................  22
ARTICLE VI  MUTUAL COVENANTS.............................................  22
     SECTION 6.01  Non-Competition.......................................  23
     SECTION 6.02  Leases................................................  23
     SECTION 6.03  Reserved..............................................  23
     SECTION 6.04  Employment Agreement..................................  23
ARTICLE VII  CONDITIONS TO THE BUYER'S OBLIGATIONS.......................  23
     SECTION 7.01  Consents..............................................  23
     SECTION 7.02  Representations and Warranties True...................  23
     SECTION 7.03  Performance...........................................  23
     SECTION 7.04  No Adverse Change.....................................  24
     SECTION 7.05  Opinion of Counsel....................................  24
     SECTION 7.06  Resignations..........................................  24
     SECTION 7.07  No Actions, Suits or Proceedings......................  24
     SECTION 7.08  Investigation Satisfactory............................  24

                               TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
     SECTION 7.09  Management Agreements.................................  24
     SECTION 7.10  Closing Documents.....................................  24
     SECTION 7.11  No Material Adverse Economic Event....................  25
     SECTION 7.12  Financing Commitment..................................  25
     SECTION 7.13  Tax and Accounting....................................  25
ARTICLE VIII  CONDITIONS TO THE SELLERS OBLIGATIONS......................  25
     SECTION 8.01  Representations and Warranties to be
                   True and Correct......................................  25
     SECTION 8.02  Performance...........................................  25
     SECTION 8.03  No Actions, Suits or Proceedings......................  25
     SECTION 8.04  Closing Documents.....................................  26
     SECTION 8.05  Tax and Accounting....................................  26
     SECTION 8.06  Other Agreements......................................  26
     SECTION 7.07  No Actions, Suits or Proceedings......................  26
     SECTION 8.08  Investigation Satisfactory............................  26
     SECTION 8.09  No Material Adverse Economic Event....................  26
ARTICLE IX  INDEMNIFICATION..............................................  26
     SECTION 9.01  Survival..............................................  26
     SECTION 9.02  Sellers' Indemnification of Buyer.....................  27
     SECTION 9.03  Indemnification by Buyer..............................  27
     SECTION 9.04  Claims for Indemnification............................  27
ARTICLE X  TERMINATION...................................................  28
     SECTION 10.01  Termination..........................................  28
     SECTION 10.02  Effect of Termination................................  30
ARTICLE XI  SRC GUARANTEE................................................  30
     SECTION 11.01  Guarantee............................................  30
     SECTION 11.02  Reserved.............................................  31
     SECTION 11.03  Certain Bankruptcy Events............................  31
ARTICLE XII  MISCELLANEOUS...............................................  31
     SECTION 12.01  Notices..............................................  31
     SECTION 12.02  Entire Agreement.....................................  32
     SECTION 12.03  Modifications and Amendments.........................  32
     SECTION 12.04  Waivers and Consents.................................  32
     SECTION 12.05  Assignment...........................................  33
     SECTION 12.06  Parties in Interest..................................  33
     SECTION 12.07  Governing Law........................................  33
     SECTION 12.08  Arbitration..........................................  33
     SECTION 12.09  Severability.........................................  33
     SECTION 12.10  Interpretation.......................................  33
     SECTION 12.11  Headings and Captions................................  34
     SECTION 12.12  Enforcement..........................................  34
     SECTION 12.13  Reliance.............................................  34
     SECTION 12.14  Expenses.............................................  34
     SECTION 12.15  No Broker or Finder..................................  34
     SECTION 12.16  Publicity............................................  34
     SECTION 12.17  Confidentiality......................................  35
     SECTION 12.18  Counterparts.........................................  35

Exhibits
--------

1.02(a)  Form of Escrow Agreement
1.02(b)  Form of Promissory Note
6.01     Form of Non-Competition Agreement
6.02     Form of Real Estate Lease
6.04(a)  Form of Employment Agreement (Westra)
6.04(b)  Form of Employment Agreement (Cress)
6.04(c)  Form of Employment Agreement (Almy)
6.04(d)  Form of Employment Agreement (Burmeister)
7.05     Form of Opinion of McNeil Grafton


Schedules
---------

1.02     Purchase Price Allocation
2.01     Title to Shares
2.04     Capitalization
2.08     Validity, etc.
2.09     Financial Statement
2.11     Absence of Adverse Change; Conduct of Business
2.14     Taxes
2.15     Litigation
2.18     Licenses and Permits
2.20     Certain Employees
2.21     Employee Benefits
2.22     Tangible Properties
2.23     Owned Premises
2.24     Leased Premises
2.26     Insurance
2.27     Outstanding Commitments
2.28     Intellectual Property
2.29     Customers and Suppliers
2.30     Banks, Brokers and Proxies
2.31     Guaranties of Indebtedness of Other Persons
2.32     Transactions with Affiliates
2.37     Year 2000 Compliance

                       STOCK PURCHASE AND SALE AGREEMENT

     This Stock Purchase and Sale Agreement (this "Agreement") is entered into as of the 1st day of April, 1999 by and among Kent Acquisition Corp. (the "Buyer"), a Delaware corporation and wholly owned subsidiary of Sight Resource Corporation, a Delaware Corporation ("SRC"), SRC (with respect to certain of the provisions herein), Kent Optical Company, a Michigan corporation ("Kent"), Custom Optics, Inc., a Michigan corporation ("Custom"), Kent - N.W. Grand Rapids, Inc., a Michigan corporation ("Kent - N.W."), Kent-Hackley, Inc., a Michigan corporation ("Kent Hackley") and Source Optical Supply, Inc., a Michigan corporation ("Source" and collectively with Kent, Custom, Kent - N.W. and Kent-Hackley, the "Companies"), and Timothy D. Westra ("Westra"), John C. Cress ("Cress"), Gerald Almy ("Almy"), Steven Burmeister ("Burmeister"), Dennis Toussaint ("Toussaint") and BACOVAST, L.L.C. ("BACOVAST" and collectively with Westra, Cress, Almy, Burmeister and Toussaint, the "Sellers").


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of capital stock of every kind and description of the Companies (said shares being herein referred to as the "Shares"); and

     WHEREAS, the Sellers desire to sell the Shares and the Buyer desires to purchase the Shares upon the terms and conditions set forth herein; and

     WHEREAS, the Buyer, the Companies and the Sellers desire to enter into certain other agreements for their mutual benefit;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound, the parties hereby agree as follows:


                   ARTICLE I  PURCHASE AND SALE OF THE SHARES
                   ---------  -------------------------------

     SECTION 1.01  Purchase and Sale of the Shares.  On the basis of the
                   -------------------------------
representations, warranties and undertakings set forth in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.04), each Seller shall sell his, her or its Shares to the Buyer, and the Buyer shall purchase such Shares from each Seller, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, the "Claims").

     SECTION 1.02  Purchase Price.  The purchase price for the Shares (the
                   --------------
"Purchase Price") is the amount per Share set forth on Schedule 1.02, for an
                                                       -------------
aggregate of $7,000,000 for all of the

Shares, which will be paid as follows: (a) $5,200,000, subject to adjustment herein, will be paid by wire transfer at the Closing in accordance with instructions provided by the Sellers (the "Cash Portion"), (b) $175,000 will be deposited in escrow (the "Escrow Fund") from the proceeds of the Cash Adjustment (as defined in Section 1.03(b) hereto) pursuant to an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit 1.02(a) hereto to
                                                 ---------------
facilitate any adjustment of the Purchase Price pursuant to Section 1.03(a) herein, provided, however, in the event that the proceeds of the Cash
        --------
Adjustment (as defined in Section 1.03 hereto) are insufficient to fully fund the Escrow Fund, an amount equal to the deficiency in the Escrow
Fund shall be deducted from the Cash Portion and shall be deposited into the Escrow Fund pursuant to the Escrow Agreement, (c) Buyer will execute and deliver a promissory note (the "Note") in the form of Exhibit 1.02(b)
                                                          ---------------
attached hereto to each of Westra and Cress, which together will amount to an aggregate principal amount of $1,000,000, and (d) Buyer will arrange for the issuance by SRC to each of Westra and Cress of an amount of shares that will together amount to an aggregate of 160,000 unregistered shares (the "Payment Shares") of the Common Stock, par value $.01 per share of SRC (the "SRC Common Stock"). Unless the per share Market Price, as defined below, reaches $5.00 during any period of time between the first anniversary of the Closing and the second anniversary of the Closing each of Westra and Cress shall be entitled to receive additional consideration in an amount equal to (a) the difference between $5.00 and the greater of (i) the Market Price on the Closing Date or
(ii) the Market Price on the second anniversary of the Closing Date, multiplied by (b) the number of Payment Shares then held by each of Westra and Cress (the "Make Whole Payment"). At the Buyer's sole discretion, the Make Whole Payment may be satisfied by the Buyer in cash or by the issuance of additional unregistered shares of SRC Common Stock valued at the Market Price on the second anniversary of the Closing Date and equal to the cash value of the Make Whole Payment (the "Make Whole Shares"). In the event that the Make Whole Payment is satisfied by Make Whole Shares and unless the per share Market Price reaches $5.00 during any period of time between the third anniversary of the Closing and the fourth anniversary of the Closing, each of Westra and Cress shall be entitled to receive additional consideration in the form of a cash payment (the "Second Make Whole Payment"), equal to (x) the difference between $5.00 and the greater of (A) the Market Price on the Closing Date or (B) the Market Price on the fourth anniversary of the Closing Date, multiplied by (y) the number of Payment Shares and Make Whole Shares then held by each of Westra and Cress; provided, however, the Second Make Whole Payment shall not exceed an aggregate of fifty thousand dollars ($50,000) to each of Westra and Cress. In the event that (1) either of Westra or Cress sell Payment Shares or Make Whole Shares at a per share purchase price in excess of $5.00 or (2) the per share market price of the SRC Common Stock exceeds $5.00 at any time between the first anniversary of the Closing and the second anniversary of the Closing or between the third anniversary of the Closing and the fourth anniversary of the Closing, then any Make Whole Payment or Second Make Whole Payment shall be reduced in accordance with the calculations set forth below. In the case of (1) above, the Make Whole Payment or Second Make Whole Payment, as applicable, shall be reduced by an amount equal to (i) the difference between the per share purchase price and $5.00 multiplied by (ii) the number of Payment Shares or Make Whole Shares sold. In the case of (2) above and if no Payment Shares or Make Whole Shares are sold, then the Make Whole Payment or Second Make Whole Payment, as applicable, shall be reduced by an amount equal to (i) the difference between the highest per share market price at any time between the first anniversary of the Closing and the second anniversary of the Closing, in the case of the Make Whole Payment, or between the third anniversary of the Closing and the fourth anniversary of the Closing, in the case of the Second Make Whole Payment, and $5.00 multiplied by
(ii) the number of Payment Shares or Make Whole Shares then held by each of Westra and Cress, as applicable. "Market Price" shall mean the average of the closing prices (or, if there is no closing price, then the average of the daily bid and asked prices) of the SRC Common Stock on the Nasdaq National Market System ("NASDAQ") (or on any exchange on which the SRC Common Stock is then traded) for the period of twenty (20) consecutive trading days ending two business days prior to the applicable date of measurement.


  SECTION 1.03  Purchase Price Adjustments.
                --------------------------

(a) The parties acknowledge and agree that the Purchase Price has been established with reference in part to the Net Worth (as defined below) and aggregate Cash and Short Term Investments (as defined below) of the Companies as of December 31, 1998, as reflected on the Base Balance Sheet (as defined in Section 2.09 herein). As promptly as practicable, but in any event within sixty (60) days after the Closing, the Buyer shall deliver to the Sellers a statement of the Net Worth as of the Closing Date and Cash and Short Term Investments of the Companies determined by the average of the Cash and Short Term Investments as of March 31, 1999 and April 30, 1999 (the "Closing Statement"), which shall be prepared by the Buyer in accordance with OCBOA (as defined in Section 2.09 herein) on a basis consistent with the Base Balance Sheet and shall be audited and reported on by KPMG Peat Marwick LLP ("Buyer's Accountant"). For purposes of this Agreement, the term "Net Worth" shall mean total assets less total liabilities, and the term "Cash and Short Term Investments" shall mean cash, money market and short term investments.

  The Closing Statement shall be conclusive and binding upon the parties hereto, unless the Sellers object in writing to any item or items shown on the Closing Statement within fifteen (15) business days after delivery to the Sellers of the Closing Statement (the "Objection Period"). During the Objection Period, the Sellers may request that all work papers of Buyer's Accountant which were used in the preparation of the Closing Statement be mailed or, to the extent commercially reasonable, transmitted by facsimile to Sellers' accountants. If Buyer and the Sellers shall be unable to resolve any dispute with respect to the Closing Statement within twenty (20) business days after delivery of the Sellers' written objections, the matter or matters in dispute shall be submitted (at the equal expense of Buyer and the Sellers) to such firm of independent certified public accountants as Buyer on the one hand and the Sellers on the other hand may mutually agree. The decision of such firm of independent certified public accountants shall be conclusive and binding upon Buyer and Sellers.

  (i) If the Net Worth of the Companies as of the Closing Date conclusively determined as set forth above is less than $800,000 there shall be refunded to Buyer from the Escrow Fund in accordance with the terms of the Escrow Agreement an amount equal to the difference between $800,000 and the Net Worth as stated on the Closing Statement together with all interest earned thereon and (ii) if the Cash and Short Term Investments held by the Companies as determined by the average of the Cash and Short Term Investments as of March 31, 1999 and April 30, 1999 conclusively determined as set forth above is less than $125,000 there shall be refunded to Buyer from the Escrow Fund in accordance with the terms of the Escrow Agreement an amount equal to the difference between $125,000 and the Cash and Short Term Investments as stated on the Closing Statement together with all interest earned thereon. If such difference exceeds the amount of the Escrow Fund, the Sellers shall refund to Buyer the amount held in the Escrow Fund and promptly pay to Buyer the amount of such excess by wire transfer of immediately available funds to an account designated by Buyer.

(b) If the Cash and Short Term Investments held by the Companies as determined by the average of the Cash and Short Term Investments as of March 31, 1999 and April 30, 1999 is projected to exceed $125,000 (such projection to occur two business days prior to Closing), then the Cash Portion of the Purchase Price shall be increased by the aggregate amount of fifty percent of the Cash and Short Term Investments projected to exceed $125,000 (the "Cash Adjustment"); provided, however, any such Cash Adjustment shall be subject to adjustment in accordance with provisions of Section 1.03(a) herein and provided, further, that the first $175,000 of the Cash Adjustment shall be deposited in the Escrow Fund pursuant to the Escrow Agreement.

  SECTION 1.04  Closing.  Subject to the satisfaction or waiver by the parties
                -------
of each of the conditions set forth in Articles VII and VIII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts at 10 o'clock a.m., on April 23, 1999, or such other location, date and time as may be agreed upon by
the parties (such date and time being referred to as the "Closing Date").   At
the Closing, in addition to the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII herein, the parties shall deliver such further documents, resolutions, certificates and instruments as any party or his, her or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.

  SECTION 1.05  Further Assurances.  At any time and from time to time after the
                ------------------
Closing Date, at the request of the Buyer and without further consideration, each Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Shares.


           ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
           ----------  ---------------------------------------------

  A. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller, severally, and not jointly and severally, hereby represents and warrants to and agrees with the Buyer with respect to the Shares listed next to the name of such Seller on
Schedule 2.01 hereto that:
-------------

  SECTION 2.01  Title to Shares.  Such Seller owns the Shares beneficially and
                ---------------
of record in the manner specified on Schedule 2.01 hereto, free and clear of all
                                     -------------
Claims. There is no restriction affecting the ability of such Seller to transfer the legal and beneficial title and ownership of the Shares to the Buyer and, upon delivery thereof to the Buyer pursuant to the terms of this Agreement and of payment of the Purchase Price at the Closing, the Buyer will acquire record and beneficial title to the Shares free and clear of all Claims. Such Seller does not have outstanding any power of attorney.

  SECTION 2.02  Seller's Authority to Execute and Perform Agreement.  Such
                ---------------------------------------------------
Seller has the full legal right and power and all authority and approval required by law to enter into this Agreement and to perform his, her or its obligations hereunder. Said Seller has duly executed and delivered this Agreement, and this Agreement is the legal, valid and binding obligation of said Seller enforceable in accordance with its terms. On the Closing Date, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by such Seller will (a) conflict with or result in any violation of any trust agreement, certificate of incorporation, by-law, judgment, decree, order, statute or regulation applicable to such Seller or to the Shares of such Seller, or any breach of any agreement to which such Seller is a party or by which such Seller or his, her or its Shares is bound, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to, his, her or its Shares, or (b) result in any violation of, or be in conflict with, or constitute a default under, any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Seller.

  B. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Westra and Cress, jointly and severally, hereby represent and warrant to the Buyer as follows:

  SECTION 2.03  Purchase For Investment; Residence.  Such Seller is acquiring
                ----------------------------------
the shares of SRC Common Stock and the Note issuable hereunder for investment for his, her or its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Such Seller understands that the shares of SRC Common Stock and the Note issuable hereunder have not been registered under the Securities Act and may not be sold or transferred without such registration or an exemption therefrom. Such Seller is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in SRC Common Stock and the Note issuable hereunder and to make an informed decision relating thereto. Such Seller has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for such Seller. Such Seller is an Accredited Investor as defined in Regulation D under the Securities Act. Prior to the execution and delivery of this Agreement such Seller has had the opportunity to ask questions of and receive answers from representatives of SRC concerning the finances, operations, business and prospects of SRC. Such Seller is a resident of the State of Michigan.

  SECTION 2.04  Capitalization.  The authorized, issued and outstanding capital
                --------------
stock of each of the Companies on the date hereof is, and will on the Closing Date be, as set forth on Schedule 2.04. All of the Shares are duly authorized,
                         -------------
validly issued, fully paid and non-assessable and were issued in full compliance with all federal, state and local rules, laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of each of the Companies are as set forth in each of the Companies' Articles of Incorporation, as amended, correct and complete copies of which have been provided to the Buyer, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. There are, and at the Closing Date there will be, no shares held in the corporate treasury of any of the Companies and no shares reserved for issuance. Except as set forth on
Schedule 2.04, as of the date hereof, there are, and as of the Closing Date
-------------
there will be, no outstanding subscriptions, options, warrants, rights, calls or convertible securities, or other commitments of any nature relating to shares of the capital stock of any of the Companies. As of the date hereof, there is, and as of the Closing Date the Companies will have, no obligation (contingent or other) to purchase, redeem or otherwise acquire any of their equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

  SECTION 2.05  Organization and Qualification.  Each of the Companies is a
                ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of each of the Companies' businesses or the character of the properties owned or leased by each of the Companies requires such licensing or qualification.

  SECTION 2.06  Subsidiaries.  None of the Companies (a) owns of record or
                ------------
beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (b) controls, directly or indirectly, any other entity.

  SECTION 2.07  Corporate Power and Authority.  Each of the Companies has the
                -----------------------------
corporate power and authority to own and hold its properties and to carry on its business as presently conducted and contemplated to be conducted and to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by each of the Companies. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by the Companies have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, each of the Companies enforceable against each of such Companies in accordance with their terms.

  SECTION 2.08  Validity, Etc.  Except as set forth on Schedule 2.08, neither
                --------------                         -------------
the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (a) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Sellers or any of the Companies, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (c) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of any of the Companies or increase or otherwise offset the obligations of the Companies under any law, rule, regulation, judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Companies or any of their assets or the consummation of the transactions contemplated hereby or thereby, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Companies or (e) result in the creation of any Claim upon the Shares or any assets of the Companies.

  SECTION 2.09  Financial Statements.  The Companies have previously furnished
                --------------------
to the Buyer, and attached hereto as Schedule 2.09, the final combined balance
                                     -------------
sheet of the Companies (the "Base Balance Sheet") as at December 31, 1998 (the "Balance Sheet Date"), as at December 31, 1997 and as at December 31, 1996 and any related statements of income and cash flow and notes thereto. All such financial statements (the "Financial Statements") have been prepared in accordance with a version of the Other Comprehensive Basis of Accounting ("OCBOA") that is generally a tax basis of accounting used by the Companies to file their income tax returns on an accrual basis, consistently applied. The Financial Statements were prepared from the books and records of each of the Companies, which books and records are complete and correct and accurately reflect all transactions of each of the Companies' businesses. The Financial Statements fairly present the financial position of each of the Companies as of the dates thereof, and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses consistent with the requirements of OCBOA, consistently applied. Since the date of the Base Balance Sheet, (a) there has been no change in the assets, liabilities or financial condition of the assets of any of the Companies from that reflected in the Base Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not been material or adverse and (b) none of the business, prospects, financial condition, operations, property or affairs of any of the Companies has been materially or adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

  SECTION 2.10  Absence of Undisclosed Liabilities.  Except as and to the extent
                ----------------------------------
of the amounts specifically reflected or reserved against in the Base Balance Sheet, none of the Companies has any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Base Balance Sheet in the ordinary course of business and consistent with past practice. The Sellers do not know of, and have no reason to know of, any basis for the assertion against any of the Companies of any liability or obligation not fully reflected or reserved against in the Base Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof. None of the Companies is bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on any of the Companies' business.

  SECTION 2.11  Absence of Adverse Change; Conduct of Business.  Except as set
                ----------------------------------------------
forth on Schedule 2.11, since the Balance Sheet Date, the Companies have
         -------------
conducted their businesses only in the usual and ordinary course consistent with past practice, there have been no material adverse changes in the businesses of the Companies and there are no known conditions or developments or contingencies of any kind existing or which, so far as reasonably can be foreseen by the Sellers, may result in any such change.  Without limiting the foregoing, except as set forth on Schedule 2.11, since the Balance Sheet Date, there has not been,
             -------------
occurred or arisen:

        (a) any material adverse change in the working capital, financial condition, assets, liabilities, business or prospects of any of the Companies;

        (b) any loan, advance, agreement, arrangement or transaction between any of the Companies and any employees of the Companies or their affiliates;

        (c) any mortgage or pledge of, or any lien placed on, any assets of the Companies, tangible or intangible;

        (d) any material transaction (which shall mean any transaction or series of transactions totaling $10,000 or more) except in the ordinary of business consistent with past practice;

        (e) any declaration, setting aside or payment of any dividend or other distribution on or in respect of any shares of the Companies' capital stock, or any issuance or direct or indirect redemption, retirement, purchase or other acquisition by any of the Companies of any shares of their capital stock or other securities;

        (f) any change by any of the Companies in accounting methods, principles or practices;

        (g)    any change in the charter or by-laws of any of the Companies; and

        (h) any understanding entered into with respect to any commitment (contingent or otherwise) to do any of the foregoing.

  SECTION 2.12  Inventories.  All of the Companies' inventory reflected on the
                -----------
Base Balance Sheet or thereafter acquired (and not subsequently sold in the ordinary course of business) consist of items of a quality and quantity usable or saleable in the ordinary course of the Companies' businesses as first quality goods at prices having a value equal to the amounts reflected on the Base Balance Sheet or, with respect to after-acquired inventory, at least equal to the cost thereof plus markups consistent with past practice. Each item of such inventory is valued on the Base Balance Sheet at the lower of cost or market, by the first-in first-out method, in accordance with OCBOA, consistently applied.
    ------------------
Such inventory reflects write-downs to realizable values in the case of items which are below standard quality or have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of business of the Companies.

  SECTION 2.13  Receivables.  All receivables (whether notes, accounts or
                -----------
otherwise) of the Companies (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) shall be fully collected in the aggregate face amounts thereof within a reasonable time after the issuance thereof, except for an allowance of approximately $34,500 for doubtful accounts with respect to accounts receivable computed in a manner consistent with OCBOA and as reflected in the Base Balance Sheet, and (d) are owned by the Companies free of all Claims.

  SECTION 2.14  Taxes.  Except as set forth on Schedule 2.14, each of the
                -----                          -------------
Companies has filed on a timely basis all returns, declarations, reports, claims for refunds and information returns or statements relating to Taxes (which shall mean all taxes including, without limitation, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Sec. 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs duties, capital stock franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not), including all schedules or attachments thereto, and including any amendment thereof ("Tax Returns") and tax reports required to be filed on or before the date hereof with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all such Tax Returns were correct and complete in all respects. Except as set forth on Schedule 2.14, all Taxes which have become due
                                  -------------
or payable or required to be collected by the Companies or as otherwise attributable to any periods ending on or before the date hereof or the Closing Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date (whether or not shown on any Tax Return).

  Except as set forth on Schedule 2.14, none of the Companies is currently the
                         -------------
beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where each of the Companies does not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no tax liens pending or threatened against the assets, properties or business of any of the Companies. None of the Companies has taken or failed to take any action which could create any tax lien on any of its assets. Except as set forth on Schedule 2.14, the Companies have withheld
                                    -------------
and paid all Taxes required to have been withheld and paid by them.

  No Seller or director or officer (or employee responsible for tax matters) of any of the Companies expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on
Schedule 2.14, there is no dispute or claim concerning any Tax Liability (which
-------------
shall mean any liability, whether known or unknown, whether assessed or unassessed, whether accrued or unaccrued, and whether due or to become due) of any of the Companies either (A) claimed or raised by any authority in writing or
(B) as to which any of the Sellers and the directors and officers (and employees responsible for tax matters) of any of the Companies has knowledge. Schedule
                                                                     --------
2.14 lists all federal, state, local and foreign income tax returns filed with
----
respect to the Companies for taxable periods ended on or after the Balance Sheet Date, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal and state income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Companies since the Balance Sheet Date.

Schedule 2.14 lists all tax agreements which now exist or have existed within
-------------
the past five years between any of the Companies and any taxing jurisdiction. None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

  None of the Companies has filed a consent under Code Sec. 341(f) concerning collapsible corporations. None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. None of the Companies has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). All of the Companies have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6661. None of the Companies is a party to any tax allocation or sharing agreement. None of the Companies has ever been (nor has any liability for unpaid Taxes because it once was) a member of an affiliated group.

  SECTION 2.15  Litigation.  Except as set forth on Schedule 2.15, there is no
                ----------                          -------------
(a) action, suit, claim, proceeding or investigation pending or, to the best of the Sellers' knowledge, threatened against or affecting any of the Companies (whether or not such Company is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to any of the Companies or (c) governmental inquiry pending or threatened against, involving or affecting any of the Companies, and there is no basis for any of the foregoing. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any of the Companies, and there are no facts or circumstances which may result in the institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting any of the Companies or the transactions contemplated hereby.

  SECTION 2.16  Certain Practices.  None of the Companies nor any of their
                -----------------
directors, officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder any of the Companies (or assist in connection with any actual or proposed transaction) which (a) could subject any of the Companies or the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not continued in the future, could have an adverse effect on any of the Companies.

  SECTION 2.17  Compliance with Law.  None of the Companies nor any Seller is
                -------------------
subject to any judgment, order, writ, injunction, or decree that adversely affects, individually or in the aggregate, its business, operations, properties, assets or condition (financial or otherwise). To the knowledge of the Sellers, each of the Companies has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict any of the Companies or the Buyer from, or otherwise materially adversely affect any of the Companies or the Buyer in, conducting each of the Companies' businesses in any jurisdiction in which such businesses are now conducted or proposed to be conducted.

  SECTION 2.18  Licenses and Permits.  Schedule 2.18 lists all licenses,
                --------------------   -------------
permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, used in or otherwise necessary in the conduct of each of the Companies' businesses (collectively, the "Permits") each of which will remain in full force and effect following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

  SECTION 2.19  Labor and Employee Relations.  None of the Companies is a party
                ----------------------------
to or bound by any collective bargaining agreement with any labor organization, group or association covering any of their employees, and none of the Companies nor any Seller has knowledge of any attempt to organize any of the Companies' employees. There are no pending or threatened charges of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by any of the Companies. None of the Companies has experienced any work stoppages during the last three years, and to the best of the Sellers' knowledge, no work stoppage is planned.

  SECTION 2.20  Certain Employees.  Set forth in Schedule 2.20 is a list of the
                -----------------                -------------
names of all of the Companies' employees and consultants, together with the title or job classification of each such person and the base annual and the total compensation paid to each such person in fiscal year 1997 and anticipated to be paid in fiscal year 1998. Except as specifically described on Schedule
                                                                     --------
2.20, none of such persons has a written employment agreement with any of the
----
Companies which is not terminable on notice by such Company without cost or other liability to such Company. To the knowledge of the Companies, no person listed on Schedule 2.20 has an oral employment agreement or understanding with
          -------------
any of the Companies.  No person listed on Schedule 2.20 has indicated to any
                                           -------------
officer of the Company employing such person that he or she intends to terminate his or her employment with such Company or seeks a material change in his or her duties or status.

  SECTION 2.21  Employee Benefits.  Except as set forth on Schedule 2.21
                -----------------                          -------------
attached hereto, each of the Companies has not established, does not maintain, and is not obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on Schedule 2.21 (individually "Company Plan," and collectively
                -------------
"Company Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by any of the Companies has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Company Plans. The Companies have not previously made, are not currently making, and are not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. With respect to each Company Plan, either (a) the value of plan assets (including commitments under insurance contracts) is at least equal to the value of plan liabilities or (b) the value of plan liabilities in excess of plan assets is disclosed on the Base Balance Sheet. The Company has made all required Form 5500 filings and required reporting with respect to the Company Plans on a timely basis. A true, correct and complete copy of each Company Plan has been provided to the Buyer.

  SECTION 2.22  Tangible Properties.  Schedule 2.22 contains a true and complete
                -------------------   -------------
list of all tangible personal property owned by or leased to the Companies (the "Tangible Personal Property"), by location. Each item of the Companies' tangible personal property which has a value in excess of $1,000 is included on such list. Except as shown on Schedule 2.22, all of the Companies have good and
                               -------------
marketable title free and clear of all Claims to the Tangible Personal Property listed as owned by the Companies. With respect to Tangible Personal Property leased by the Companies as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which the Companies may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Companies' possession and use of such property has not been disturbed and no claim has been asserted against any of the Companies adverse to their rights in such leasehold interests. The Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained. During the past three
(3) years, there has not been any interruption of the operations of the Companies' businesses due to the condition of any of the Tangible Personal Property other than in the ordinary course of business consistent with past practice.

  SECTION 2.23  Owned Premises.  Schedule 2.23 sets forth descriptions of all
                --------------   -------------
real estate owned by the Companies, and all buildings and other structures located on such real estate. Said real estate is hereinafter referred to as the "Property" or the "Properties". Each of the Companies has good and marketable title in fee simple to all Properties and holds sufficient rights in and to all easements or other rights necessary for perpetual access thereto, and owns outright all buildings and other structures, improvements and fixtures thereon, in each case free and clear of all Claims or other interests or rights of third parties, except those which do not and will not have an adverse effect on the Properties. There are no encroachments from any of the Properties onto adjoining real property, and there are no encroachments from any adjoining real property onto any of the Properties, except those which do not and will not have an adverse effect on the Properties. Each structure located on the Properties is structurally sound, adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put. All structures, improvements and fixtures on the Properties and the current uses of the Properties conform to any and all federal, state and local laws, reclamation laws, zoning, land use, subdivision, wetlands, building, health and safety and other ordinances, laws, rules and regulations, except for those the nonconformance with which do not or would not have an adverse effect on the Properties. No notice from any governmental body or other person has been served upon, or received by, any of the Companies or any of the Sellers claiming any violation of any such ordinance, law, rule or regulation, or requiring any substantial work, repairs, reclamation, construction, alterations or installation on or in connection with such Properties which has not been complied with or that any right of access or other right enjoyed by any of the Companies is being modified or terminated. There are no violations of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Properties and no such covenant, restriction, agreement or understanding could cause a forfeiture or reversion of title or abridge the use thereof. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Properties, lawsuits by adjoining landowners or others, nor to the best of the Sellers' knowledge, is any such lawsuit contemplated by any person, nor is any condemnation or assessment contemplated by any governmental authority. None of the Properties has been designated with any state or local authority for use solely as "agricultural land", "open space", "conservation land" or similar designation. There are no violations of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Properties and no such covenant, restriction, agreement or understanding could reasonably be expected to cause a forfeiture or reversion of title. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Properties, nor to the best of the Sellers' knowledge, is any such condemnation or assessment contemplated by any governmental authority.

  SECTION 2.24  Leased Premises.  Schedule 2.24 sets forth a true and complete
                ---------------   -------------
list and description of each parcel of real property leased by the Companies (the "Leased Parcels"). Except as set forth on Schedule 2.24, each lease
                                                -------------
covering a Leased Parcel is in full force and effect (there existing no default under any such lease or event which, with the lapse of time or notice or otherwise, would constitute a default), conveys the leased real estate purported to be conveyed thereunder, and is and will be following the Closing enforceable by the Companies in accordance with its terms. All of the Companies have the right to use the Leased Parcels in accordance with the terms of such leases free and clear of all Claims or other interests or rights of third parties.

  SECTION 2.25  Environmental Matters.  The Companies and all premises occupied
                ---------------------
and used by them are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local). The Companies have received no notice of, and the Sellers have no knowledge of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Companies or the Companies' predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this
Section 2.25, the term "Substance" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto.

  SECTION 2.26  Insurance.  The Companies are, and will be through the Closing,
                ---------
insured in respect of their properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 2.26 correctly describes (by type, carrier, policy
                -------------
number, limits, premium, and expiration date) the insurance coverage carried by the Companies, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. The Companies have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, have not received notice of cancellation or non-renewal of any such policy or binder, are not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, nor are aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

     SECTION 2.27  Outstanding Commitments.  Schedule 2.27 sets forth a
                   -----------------------   -------------
description of all existing contracts, agreements, understandings, commitments, licenses and franchises (collectively "Agreements"), whether written or oral, relating to the Companies which involve amounts in excess of $10,000. Each of the Companies has delivered or made available to the Buyer true, correct and complete copies of all of the Agreements specified on Schedule 2.27 which are in
                                                      -------------
writing, and Schedule 2.27 contains an accurate and complete description of all
             -------------
Agreements which are not in writing. Each of the Companies has paid in full all amounts due as of the date hereof under each Agreement and as of the Closing Date will have satisfied in full all of its liabilities and obligations thereunder due in the ordinary course of business consistent with past practice prior to the Closing. All of the Agreements are in full force and effect. The Companies and each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Agreement.

     SECTION 2.28  Intellectual Property.  Schedule 2.28 sets forth a list of
                   ---------------------   -------------
all recipes, patents, inventions, know-how, show-how, designs, trade secrets, copyrights, maskrights, trademarks, tradenames, servicemarks, manufacturing processes, formulae, trade secrets, technology or the like, and all applications for any of the foregoing, (collectively, "Intellectual Property") owned, controlled or used by any of the Companies or of which any of the Companies is a licensor or licensee, together in each case with a brief description of the nature of such right. Each of the Companies owns or possesses adequate licenses or other rights to use all Intellectual Property necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no Claim is pending or, to the best of the Sellers' knowledge, threatened to the effect that the operations of the Companies infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). None of the Companies' Intellectual Property rights will be impaired by the consummation of the transactions contemplated hereby, and all of such rights will be enforceable immediately after the Closing without the consent or agreement of any other party.

     SECTION 2.29 Significant Customers and Suppliers.  Set forth on Schedule
                  -----------------------------------                --------
2.29 is a list of the ten largest customers and ten largest suppliers of each of
----
the Companies for the most recent
twelve-month period, together with the amount of sales or purchases attributable to such customers or suppliers expressed in dollars.

     SECTION 2.30  Banks, Brokers and Proxies.  Schedule 2.30 sets forth: (a)
                   --------------------------   -------------
the name of each bank, investment manager, trust company and stock or other broker with which any of the Companies maintains an account or from which they borrow money; (b) the names of all persons authorized by each of the Companies to effect transactions therewith, or to have access to any safe deposit box or vault; and (c) all proxies, powers of attorney, agency agreements or other like instruments to act on behalf of the Companies or the Sellers in matters concerning the business or affairs of the Companies.

     SECTION 2.31  Assumptions, Guaranties, Etc. of Indebtedness of Other
                   ------------------------------------------------------
Persons.  Except as set forth on Schedule 2.31, the Companies have not assumed,
-------                          -------------
guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 2.32  Transactions With Affiliates.  Except as set forth on
                   ----------------------------
Schedule 2.32, no director, officer or employee of any of the Companies, or
-------------
member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with any of the Companies. None of the Companies, Sellers, officers, supervisory employees or directors of any of the Companies owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of any of the Companies.

     SECTION 2.33  Records.  The minute books, stock certificate books and stock
                   -------
transfer ledgers of each of the Companies are complete and correct in all respects with respect to the matters set forth therein and complete and correct copies of such records have been delivered to the Buyer.

     SECTION 2.34  Medicare and Medicaid Programs.  Each of the Companies and
                   ------------------------------
each doctor and licensed employee of the Companies (the "Medical Personnel") are qualified for participation in the Medicare and Medicaid programs and are parties to provider agreements for such programs, which are in full force and effect with no defaults having occurred thereunder. The Companies, the Sellers and each of the Medical Personnel has timely filed all claims and other reports required to be filed with respect to the purchase of services by third-party payors, and all such claims and reports are complete and accurate and there is no liability to any payor with respect thereto. There are no pending appeals or other proceedings of any kind relating to Medicare or Medicaid claim determinations or other reports required to be filed by the Companies, the Sellers or the Medical Personnel. None of the Companies, the Sellers or any of the Medical Personnel has been convicted of, or pled guilty or nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare or Medicaid programs.

     SECTION 2.35  Fraud and Abuse.  Each of the Companies and all persons and
                   ---------------
entities providing professional services for them have not, to the best of knowledge of the Sellers, engaged in any activities that are prohibited under
Section 1320a-7b or Section 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct.

     SECTION 2.36  Disclosure.  All documents and schedules delivered or to be
                   ----------
delivered by or on behalf of the Companies or the Sellers to the Buyer in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

     SECTION 2.37  Year 2000 Compliance.  Except as set forth on Schedule 2.37,
                   --------------------                          -------------
each of the Companies' management information systems, office automation systems and internal LAN network management systems is year 2000 compliant. Except as set forth on Schedule 2.37, all of the computer software programs utilized by
             -------------
each of the Companies is year 2000 compliant.  Schedule 2.37 sets forth the cost
                                               -------------
to the Companies to become year 2000 compliant. As used herein, the term "year 2000 compliant" means, with respect to information technology, that the information technology accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

     [SECTION 2.38  Dissolution of Jackson Optical, Inc.  Jackson Optical, Inc.,
                    ------------------------------------
a Michigan corporation ("Jackson"), will be dissolved and all assets and liabilities of Jackson shall be distributed to and/or assumed by Source free and clear of all claims, liens, encumbrances and voting interests. All liabilities of Jackson to be assumed by Source have been reflected in the Base Balance Sheet of the Corporation previously provided to Buyer as set forth in Schedule 2.09.
                                                                -------------


          ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER AND SRC
          -----------  -----------------------------------------------

     The Buyer and SRC hereby represent and warrant to the Sellers as follows:

     SECTION 3.01  Organization.  Each of SRC and Buyer is duly incorporated,
                   ------------
validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Shares.

     SECTION 3.02  Buyer Power and Authority.  Each of SRC and Buyer has the
                   -------------------------
corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by each of SRC and Buyer. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by Buyer or SRC, as applicable, have been duly executed and delivered by, and constitute the valid and binding obligation of Buyer or SRC enforceable against Buyer or SRC in accordance with their terms, as applicable.

     SECTION 3.03  Validity, Etc.  Neither the execution and delivery of this
                   -------------
Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (a) conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Buyer or SRC, as applicable,
(b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for the consent of Fleet National Bank or (c) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Buyer or SRC is a party.

     SECTION 3.04  Financial Statements of SRC  The financial statements of SRC
                   ---------------------------
and the related notes contained in its Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Report") present fairly the financial position of SRC as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in such Report.

     SECTION 3.05  Absence of Material Adverse Change  Since December 31, 1998,
                   ----------------------------------
there has been no material adverse change in the business or financial condition of SRC, and there is no condition or development or contingency of any kind existing (other than (i) changes in the ordinary course of business consistent with prior practice, (ii) activities of competitors in the ordinary course of their respective businesses and (iii) changes of a general economic and political nature) which, so far as reasonably can be foreseen by SRC, would, individually or in the aggregate, reasonably be expected to have any material adverse change in the business or financial condition of SRC.

     SECTION 3.06 The Payment Shares  Neither SRC nor the Buyer has sold any of
                  ------------------
the Payment Shares or other securities of SRC, offered any of such securities for sale, solicited any offers to purchase any of such securities, or otherwise approached or negotiated (nor will SRC or the Buyer sell, offer, solicit or otherwise approach or negotiate) in respect thereof, in such manner as would result in bringing the Payment Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. Assuming the accuracy and completeness of the representations and warranties of Westra and Cress contained in Section 2.03 herein, the sale and transfer of the Payment Shares to Westra and Cress is exempt from registration under the

Securities Act pursuant to Section 4(2) of the Securities Act and such sale and transfer are also exempt from registration and qualification under applicable state securities and blue sky laws.

     SECTION 3.07  SRC SEC Documents.  True, correct and complete copies of all
                   -----------------
forms, reports, schedules, statements, and other documents filed by SRC up to March 31, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act (such documents, as amended since the time of filing, collectively, the "SRC SEC Documents") are available on the Securities and Exchange Commission ("SEC") EDGAR Database at www.sec.gov. The SRC SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all materials respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of SRC included in the SRC SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all materials respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.


                      ARTICLE IV  COVENANTS OF THE SELLERS
                      ----------  ------------------------

     The Sellers covenant and agree with the Buyer as follows:

     SECTION 4.01  Best Efforts Cooperation.  The Sellers shall use their best
                   ------------------------
efforts in good faith to perform and fulfill and to cause each of the Companies to perform and fulfill, all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 4.02  Access.  Until the Closing, the Sellers shall give and shall
                   ------
cause each of the Companies to give the Buyer, its attorneys, accountants, financial and other advisors and other authorized representatives complete access, as Buyer may reasonably request and consistent with the uninterrupted operation of each of the Companies' business, to the Companies' offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Companies and persons employed by or doing business with the Companies. Following the Closing, the Sellers shall provide the Buyer with access to any and all records relating to the Companies that remain in the possession of third parties.

     SECTION 4.03  Insurance.  Each of the Companies shall maintain with
                   ---------
financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     SECTION 4.04  Compliance with Laws.  Each of the Companies shall conduct
                   --------------------
its business in compliance with all applicable laws, rules, regulations and orders.

     SECTION 4.05  Keeping of Books and Records.  Each of the Companies shall
                   ----------------------------
keep adequate records and books of account, in which complete entries will be made in accordance with OCBOA consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 4.06  Actions Prior to Closing.  Each of the Companies shall (a)
                   ------------------------
conduct its Business pending the Closing only in the ordinary and usual course of business consistent with past practice; (b) maintain and keep its properties in good condition; (c) use all reasonable efforts to maintain in accordance with good business practice its present employees and its relationships with suppliers and customers so that they will be preserved for Buyer after the Closing; and (d) prior to the Closing, obtain all consents, waivers, approvals, authorizations or orders required in connection with the authorization, execution and delivery of this Agreement by the Companies. Except as expressly contemplated by this Agreement or as consented to in writing by the Buyer, during the period from the date of this Agreement to the Closing Date, each of the Companies shall not, (a) issue, sell or pledge additional shares of capital stock of any class (including the Shares) or securities convertible into any such shares, including the declaration of any dividends; (b) repurchase, reacquire or agree to repurchase or reacquire any of its shares of capital stock of any class; (c) propose or adopt any amendments to the Articles of Incorporation or bylaws of such Company; (d) incur any obligation or liability or enter into any transaction, not in the ordinary course of business; (e) incur any indebtedness for borrowed money; (f) make or agree to make any loans to, or repay any loans from, any of its officers, directors or employees; and (g) agree in writing or orally to take any of the foregoing actions or any other action which would have made any representation or warranty in this Agreement untrue.

     SECTION 4.07  Notice of Changes.  Until the Closing, the Sellers shall
                   -----------------
notify the Buyer of any material change in the business of any of the Companies as soon as it becomes apparent to the Sellers that any such change has or may occur.

     SECTION 4.08  Preservation of Business.  Until the Closing, each of the
                   ------------------------
Companies will, and the Sellers will cause them to, use their best efforts to preserve their business organization intact, and to preserve their goodwill. Following the Closing, each of the Companies shall maintain its existing relationship with Charter Management Group, Inc. and will make available to the Buyer and assist the Buyer in retaining the same employees of Charter Management Group, Inc. who were leased to the Companies immediately prior to the Closing, unless otherwise permitted by the Buyer.

     SECTION 4.09  Litigation.  The Sellers will promptly notify the Buyers of
                   ----------
any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by any of the Companies, the Sellers or their affiliates, or against any employee, consultant or director of the Companies.

     SECTION 4.10  Continued Effectiveness of Representations and Warranties.
                   ---------------------------------------------------------
From the date hereof up to and including the Closing Date, the Sellers will advise the Buyer promptly in writing of any condition or circumstance occurring which could cause any representations or warranties of the Sellers to become untrue in any material respect.

     SECTION 4.11  No Negotiations.  Until April 23, 1999, or the earlier
                   ---------------
termination of this Agreement in accordance with its terms, none of the Companies, the Sellers nor any of their affiliates, advisors, agents or investment bankers shall, directly or indirectly, initiate discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any of the Companies, their businesses or assets, or the capital stock of any of the Companies (an "Acquisition Proposal") to any person or entity other than the Buyer. The Companies shall promptly notify the Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to any of the Companies or for access to the properties, books and records of any of the Companies, and will promptly reject any such offer or request.

     SECTION 4.12  Resignations  The Sellers will, to the extent that Buyer so
                   ------------
requests, cause the officers and directors of all of the Companies and the trustees and administrators of each Employee Plan to resign on or before the Closing Date.


                   ARTICLE V  COVENANTS OF THE BUYER AND SRC
                   ---------  ------------------------------

     SECTION 5.01  Cooperation.  The Buyer shall use its best efforts in good
                   -----------
faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 5.02  Continued Effectiveness of Representations and Warranties.
                   ---------------------------------------------------------
From the date hereof up to and including the Closing Date, the Buyer will advise the Sellers promptly in writing of any condition or circumstance occurring which could cause any representations or warranties of the Buyer to become untrue in any material respect.

     SECTION 5.03  Registration of Shares.  In the event that any Make Whole
                   ----------------------
Payment shall be satisfied by the issuance of shares of SRC Common Stock, SRC shall use its best efforts to cause to be effective at the time of the issuance of such SRC Common Stock a registration statement on Form S-3 under the Securities Act to permit the resale of such SRC Common Stock issued to Westra and Cress.


                          ARTICLE VI  MUTUAL COVENANTS
                          ----------  ----------------

     SECTION 6.01  Non-competition.  At the Closing, each of Toussaint and
                   ---------------
Bacovast will enter into a Non-competition and Confidentiality Agreement with Buyer in substantially the form of Exhibit 6.01 attached hereto (the "Non-
                                   ------------
competition Agreements").

     SECTION 6.02  Leases.  At the closing, the Sellers will, to the extent that
                   ------
the Buyer so requests, enter into a real estate lease agreement with the Buyer in the form of Exhibit 6.02 attached hereto (the "New Leases") for any
               ------------
properties owned by any of the Sellers and leased to any of the Companies for use in their businesses as of the date hereof.

     SECTION 6.03  Reserved.
                   --------

     SECTION 6.04  Employment Agreements.  At the Closing, Buyer and each of
                   ---------------------
Westra, Cress, Almy and Burmeister will enter into an employment agreement in substantially the form of Exhibit 6.04 attached hereto (the "Employment
                          ------------
Agreements").


               ARTICLE VII  CONDITIONS TO THE BUYER'S OBLIGATIONS
               -----------  -------------------------------------

     The obligation of the Buyer to pay the Purchase Price on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

     SECTION 7.01  Consents.  All requisite governmental approvals and consents
                   --------
of third parties identified on Schedule 2.08 shall have been obtained and
                               -------------
delivered to Buyer.

     SECTION 7.02  Representations and Warranties True.  All of the
                   -----------------------------------
representations and warranties of the Sellers contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, the Sellers shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, to such effect.

     SECTION 7.03  Performance.  The Sellers shall have performed and complied
                   -----------
with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. The Sellers shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article VII have been satisfied.

     SECTION 7.04  No Adverse Change.  No adverse change shall have occurred or
                   -----------------
be threatened in the condition (financial or other) of any of the Companies, the results of their operations, properties, assets, liabilities or businesses.

     SECTION 7.05  Opinion of Counsel.  The Buyer shall have received the
                   ------------------
opinion of McNeil Grafton, in substantially the form attached hereto as Exhibit
                                                                        -------
7.05.
----

     SECTION 7.06  Resignations.  The Buyer shall have received copies of the
                   ------------
written resignations delivered to each of the Companies from the officers and directors of such Companies.

     SECTION 7.07  No Actions, Suits or Proceedings.  As of the Closing Date, no
                   --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (a) to restrain, prohibit, restrict or delay the consummation of the transactions contemplated hereby, or (b) which has or may have a material adverse effect on the condition, financial or otherwise, or prospects of any of the Companies. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding affecting any of the Companies or any of the Sellers shall be pending.

     SECTION 7.08  Investigation Satisfactory.  The Buyer shall be satisfied in
                   --------------------------
all respects with the results of its investigation of the properties, prospects and affairs of each of the Companies.

     SECTION 7.09 Management Agreements.  The Sellers shall have entered into
                  ---------------------
the (a) Non-competition Agreements, (b) New Leases, and (c) Employment Agreements, as applicable.

     SECTION 7.10  Closing Documents.  The Sellers shall have delivered: (a) the
                   -----------------
Certificates representing the Shares, duly endorsed to the Buyer; (b) a copy of the resolutions of each of the Companies, certified by each of their Secretaries, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of each of the Companies in carrying out the terms and provisions hereof; and (c) all of the books, data, documents, instruments and other records relating to each of the Companies including without limitation the original incorporation documents, foreign qualifications, bylaws, minute books, stock record books, contracts and agreements referred to in Section 2.33.

     SECTION 7.11  No Material Adverse Economic Event.  There shall not have
                   ----------------------------------
occurred (a) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on NASDAQ, (b) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (c) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (d) in the case of any of the foregoing existing on the Closing Date a material acceleration or worsening thereof.

     SECTION 7.12  Financing Commitment.  The Buyer shall have executed
                   --------------------
definitive loan documents with Fleet National Bank or a similar banking institution for adequate financing to fund the transactions contemplated hereby.

     SECTION 7.13  Tax and Accounting.  The tax and accounting consequences of
                   ------------------
the transactions contemplated hereby shall be acceptable to the Buyer.

              ARTICLE VIII  CONDITIONS TO THE SELLERS' OBLIGATIONS
              ------------  --------------------------------------

     The obligation of the Sellers to sell the Shares to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

     SECTION 8.01  Representations and Warranties to be True and Correct.  The
                   -----------------------------------------------------
representations and warranties contained in Article III shall be true, complete and correct, on and as of the Closing Date, as if made on and as of such date, and the Buyer shall have delivered to the Sellers a certificate, in form and substance satisfactory to the Sellers and their counsel, to such effect.

     SECTION 8.02  Performance.  The Buyer shall have performed and complied
                   -----------
with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Buyer shall have delivered a certificate to the Sellers, in form and substance satisfactory to the Sellers and its counsel to such effect.

     SECTION 8.03  No Actions, Suits or Proceedings.  As of the Closing Date, no
                   --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding affecting the Buyer shall be pending.

     SECTION 8.04  Closing Documents.  The Buyer shall have delivered the
                   -----------------
Purchase Price and all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 8.05  Tax and Accounting.  The tax and accounting consequences of
                   ------------------
the transactions contemplated hereby shall be acceptable to the Seller.

     SECTION 8.06  Other Agreements.  The Buyer shall have entered into the (a)
                   ----------------
Non-competition Agreements, (b) New Leases, (c) Employment/Non-competition Agreements and (d) Employment Agreements.

     SECTION 8.07  No Actions, Suits or Proceedings.  As of the Closing Date, no
                   --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (a) to restrain, prohibit, restrict or delay the consummation of the transactions contemplated hereby, or (b) which has or may have a material adverse effect on the condition, financial or otherwise, or prospects of the Buyer or SRC. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding affecting either the Buyer or SRC shall be pending.

     SECTION 8.08  Investigation Satisfactory.  The Sellers shall be satisfied
                   --------------------------
in all respects with the results of their investigation of the properties, prospects and affairs of each of the Buyer and SRC.

     SECTION 8.09  No Material Adverse Economic Event.  There shall not have
                   ----------------------------------
occurred (a) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on NASDAQ, (b) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (c) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (d) in the case of any of the foregoing existing on the Closing Date a material acceleration or worsening thereof.


                          ARTICLE IX  INDEMNIFICATION
                          ----------  ---------------

     SECTION 9.01  Survival.  All representations and warranties in this
                   --------
Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of any party for a period of three (3) years. All such representations and warranties shall expire on the third anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full, and (b) claims, if any, which are environmental in nature, which are based upon fraud by the Seller, which relate to title to the Shares or title to the assets of the Company, which assert tax liability or which are in connection with Section 9.02(c) below shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to such date. All covenants and agreements contained herein shall survive until fully performed in accordance with their terms.

     SECTION 9.02  Sellers' Indemnification of Buyer.  Each of Westra and
                   ---------------------------------
Cress, jointly and severally, hereby agree to indemnify and hold harmless the Buyer against any and all losses, liabilities, claims, judgments, assessments, damages and expenses (including in the case of (c) below all costs of correcting any operation or other defect that may violate the requirements of any applicable law), including, but not limited to, reasonable attorneys' fees and expenses actually incurred by the Buyer ("Damages") arising directly out of (a) any breach of any representation, warranty, covenant, or agreement of the Sellers contained in this Agreement, (b) negligence, willful misconduct or fraud in connection with the conduct of the Business prior to the Closing or (c) the Kent 401(k) profit sharing plan or the Kent Flex Plan, each described in
Schedule 2.21 hereto; provided, however, that (a) each Seller, severally, agrees
-------------         --------  -------
to indemnify and hold harmless the Buyer against any Damages arising directly out of any breach of the representations and warranties and agreements contained in Sections 2.01 and 2.02 herein, (b) any claim for indemnification hereunder shall be asserted prior to the expiration of the survival period set forth in
Section 9.01 and (c) no claim for indemnification hereunder, other than a claim pursuant to clause (c) of this Section 9.02, shall be asserted against the first $50,000 of Damages arising hereunder.

     SECTION 9.03  Indemnification by Buyer.  Buyer shall indemnify and hold
                   ------------------------
harmless Sellers against any and all Damages arising directly out of (a) any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement or (b) any corporate liabilities of the Companies which have been assumed by the Buyer as a result of the transactions contemplated hereunder and for which the Sellers have been found to be individually liable, provided, however, that (a) any claim for indemnification
                     --------  -------
hereunder shall be asserted prior to the expiration of the survival period set forth in Section 9.01, (b) no claim for indemnification hereunder shall be asserted against the first $50,000 of Damages arising hereunder and (c) after the Closing, the rights of the Seller under this Section 9.03 shall be the sole remedies of the Seller for any breach of this Agreement.

     SECTION 9.04  Claims for Indemnification.
                   --------------------------

          (a) In the event of the occurrence of any event which any party asserts is an indemnifiable event pursuant to this Article IX, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party, the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 9.04 if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 9.04, provided that the Damages associated with such claim are covered by the indemnity provisions of Section 9.02 or 9.03 the Indemnified Party shall have the right to defend such claim, provided further that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article IX, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

          (b) All claims for indemnification by Buyer shall first be satisfied by a pro rata reduction in the outstanding principal and interest due under the Notes, to the extent that amounts remain outstanding under the Notes.


                             ARTICLE X  TERMINATION
                             ---------  -----------

     SECTION 10.01  Termination.  This Agreement may be terminated and the
                    -----------
transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          A. By mutual written consent duly authorized by the Board of Directors of the Buyer and by the Sellers;

          B. By the Buyer or the Sellers if:

                   (i) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

                   (ii) the Closing has not occurred on or prior to April 23, 1999, for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement; or

                   (iii) the other party breaches any of its representations, warranties or covenants hereunder in any material respect and such breach is not cured within five (5) days, provided that the party seeking termination is not in material breach of any of its representations, warranties or covenants hereunder.

          C. By the Buyer if:

                   (i) Any of the conditions set forth in Article VII hereof has not been satisfied on or before April 23, 1999 or shall have become incapable of fulfillment and shall not have been waived by the Buyer, for any reason other than a breach by the Buyer of any of its representations, warranties or agreements hereunder; or

                   (ii) If in the Buyer's good faith judgment there is any inaccuracy in any representations or breach of any warranty contained therein, or any failure by the Seller to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein, or the Buyer in its sole judgment is not satisfied with the results of its investigation or the contents of any of the Exhibits, Schedules, information or other documents, or with the results of its examination of the business and condition (financial or otherwise) of any of the Companies.

               D. By the Sellers if any of the conditions set forth in Article VIII hereof has not been satisfied on or before April 23, 1999, or shall have become incapable of fulfillment and shall not have been waived by the Sellers, for any reason other than a breach by any Seller of any of their representations, warranties or agreements hereunder;

     Upon the occurrence of any of the events specified in this Section 10.01 (other than paragraph A hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

     SECTION 10.02  Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 10.01, this Agreement, except for the provisions of Articles IX, X and XI shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 10.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

     If the Sellers or any of the Companies fails to fulfill its obligations hereunder for any reason not excused by an express provision of this Agreement, then the Buyer shall, in addition to any other remedies that it may have, have the right to bring an action in any court of competent jurisdiction to obtain specific performance of this Agreement, it being understood that the parties agree that failure of the Sellers to consummate the purchase and sale of the Shares or failure of the Sellers or any of the Companies to perform any of their obligations contemplated by this Agreement (except for a failure excused by an express provision of this Agreement) would cause irreparable injury to the Buyer and that money damages would not provide an adequate remedy to the Buyer. The Sellers and each of the Companies therefore waive all objections to the award of equitable relief for such failure.


                           ARTICLE XI  SRC GUARANTEE
                           ----------  -------------

     SECTION 11.01  Guarantee.
                    ---------

          (a) SRC hereby irrevocably and unconditionally guarantees (the "Guarantee") to the Sellers the obligations of the Buyer under the Notes, the Make Whole Payment, the Second Make Whole Payment and the payment obligations of the Employment Agreements (each an

"Obligation" and collectively the "Obligations"). Failing payment when due of any amount so guaranteed for whatever reason, SRC shall be obligated, to pay the same.

          (b) SRC hereby agrees, to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional. SRC hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Buyer, any right to require a proceeding first against the Buyer or right to require the prior disposition of the assets of the Buyer to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Section 11.02 herein) except by complete performance of the Obligations.

          (c) It is the intention of SRC and the Buyer that the Obligations shall not be in excess of the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of SRC by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by SRC without fair consideration and, immediately after giving effort thereto, SRC was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of SRC under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     SECTION 11.02  Reserved.
                    --------


     SECTION 11.03  Certain Bankruptcy Events.
                    -------------------------

     SRC hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Buyer, SRC shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay or execution, whether the bankruptcy law permits or otherwise.


                           ARTICLE XII  MISCELLANEOUS
                           -----------  -------------

     SECTION 12.01  Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand,
(b) made by telex, telecopy or facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Buyer:                      With a copy to:

     Sight Resource Corporation            Mintz, Levin, Cohn, Ferris,
     100 Jeffrey Avenue                    Glovsky and Popeo, P.C.
     Holliston, MA 01746                   One Financial Center
     Attn:  President                      Boston, MA  02111
     Fax: (508) 429-6023                   Attn: Lewis Geffen, Esquire

     If to the Sellers:                    With a copy to:

     As set forth on the
       signature page hereof.              Same as for the Companies.

     If to the Companies:                  With a copy to:
     c/o Kent Optical Company              McNeil Grafton
     1095 Third Street, Suite #10          20 S. Fifth Street, P.O. Box 185
     Muskegon, MI 49441                    Grand Haven, MI 49417
     Phone:                                Phone:  (616) 847-1000
     Fax:                                  Fax:    (616) 847-1619
     Attn:    Timothy D. Westra            Attn:   Douglas J. McNeil, Esquire

     All notices, requests, consents and other communications hereunder shall be deemed to have been received (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     SECTION 12.02  Entire Agreement.  This Agreement together with the Exhibits
                    ----------------
and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 12.03  Modifications and Amendments.  The terms and provisions of
                    ----------------------------
this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 12.04  Waivers and Consents.  No failure or delay by a party hereto
                    --------------------
in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     SECTION 12.05  Assignment.  Neither this Agreement, nor any right
                    ----------
hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates (in which event, representations and warranties relating to the Buyer shall be appropriately modified).

     SECTION 12.06  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 12.07  Governing Law.  This Agreement and the rights and
                    -------------
obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Michigan, without giving effect to the conflict of law principles thereof.

     SECTION 12.08  Arbitration.  Any controversy, dispute or claim arising out
                    -----------
of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration, to be conducted in the first instance in Boston, Massachusetts, in the second instance in Grand Rapids, Michigan and thereafter alternating between such locations, pursuant to the then-obtaining Commercial Rules of the American Arbitration Association.
The decision or award of the arbitration panel shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. The arbitration panel shall allocate the costs of the arbitration to any of the parties as it sees fit, and shall have the discretion to require a party to pay the attorney's fees incurred by another party in connection with the arbitration.

     SECTION 12.09  Severability.  In the event that any court of competent
                    ------------
jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 12.10  Interpretation.  The parties hereto acknowledge and agree
                    --------------
that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules regarding the business of the Companies which are the sole responsibility of the Sellers) and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     SECTION 12.11  Headings and Captions.  The headings and captions of the
                    ---------------------
various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 12.12  Enforcement.  Each of the parties hereto acknowledges and
                    -----------
agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     SECTION 12.13  Reliance.  The parties hereto agree that, notwithstanding
                    --------
any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

     SECTION 12.14  Expenses.  Each of the parties hereto shall pay its own fees
                    --------
and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that all expenses in excess of
                        --------
$25,000 billed to or incurred by each of the Companies in connection with this Agreement and the transactions contemplated hereby after March 1, 1999 shall be borne by the Sellers and not the Companies.

     SECTION 12.15  No Broker or Finder.  Each of the parties hereto represents
                    -------------------
and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

     SECTION 12.16  Publicity.  No party shall issue any press release or
                    ---------
otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by law. The parties recognize that the Buyer is a subsidiary of a publicly held company which is obligated under the federal or state securities laws, rules or regulations to make disclosures of material events affecting it. Upon advice by counsel that Buyer or SRC is required to make such an announcement by the federal or state securities laws, rules or regulations, Buyer or SRC may make such announcement. Buyer agrees to promptly inform each of the Companies of such advice and, if practicable, give each of the Companies an opportunity to comment upon the form of any such announcement.

     SECTION 12.17  Confidentiality.  Each party acknowledges and agrees that
                    ---------------
any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. Each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement (including obtaining financing and conducting due diligence), or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; manufacturing processes; inventions; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties.

     SECTION 12.18  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Buyer, each of the Companies and the Sellers have executed this Stock Purchase and Sale Agreement as of the day and year first above written.

                              The Buyer:
                              ---------

ATTEST:                       KENT ACQUISITION CORP.


________________________      By:  /s/  William T. Sullivan
                                    -------------------------------------
                              Its: President
                                   -------------------------------------

                              SRC (with respect to Article III,
                              ---
                              Section 5.03 and Article XI only)

ATTEST                        SIGHT RESOURCE CORPORATION


________________________      By: /s/  William T. Sullivan
                                       ----------------------------------
                              Its:  President
                                    -------------------------------------

                              The Companies:
                              -------------

ATTEST:                       KENT OPTICAL COMPANY


/s/  Deana R. Olsen           By: /s/  Timothy D. Westra
-------------------               -----------------------------------
                              Its: President
                                   ----------------------------------

ATTEST:                       CUSTOM OPTICS, INC.


/s/  Deana R. Olsen           By: /s/  Timothy D. Westra
-------------------                -----------------------------------
                              Its:  President
                                   -----------------------------------

ATTEST:                       KENT - N.W. GRAND RAPIDS, INC.


/s/  Deana R. Olsen           By:  /s/  Timothy D. Westra
-------------------                -----------------------------------
                              Its: President
                                   -----------------------------------

ATTEST:                       KENT-HACKLEY, INC.


/s/  Deana R. Olsen           By:  /s/  Timothy D. Westra
-------------------                -----------------------------------
                              Its: President
                                   -----------------------------------

ATTEST:                       SOURCE OPTICAL SUPPLY, INC.


/s/  Deana R. Olsen           By:  /s/  Timothy D. Westra
-------------------                -----------------------------------
                              Its: President
                                   ------------------------


                              The Sellers:
                              -----------
ATTEST:


s/  Deana R. Olsen            By:  /s/  Timothy D. Westra
------------------                 -----------------------------------
                                   Timothy D. Westra
                                   Address:  19081 Elizabeth Court
                                             Spring Lake, MI  49456


ATTEST:


s/  Deana R. Olsen            By: /s/  John C. Cress
------------------                -------------------------------
                                  John C. Cress
                                  Address:  4226 Vineyard
                                            Muskegon, MI  49441


ATTEST:


s/  Deana R. Olsen            By: /s/  Gerald Almy
------------------                -----------------------------
                                  Gerald Almy
                                  Address:  7460 Bridle Path, SE
                                            Grand Rapids, MI  49546



             [Signature Page to Stock Purchase and Sale Agreement]

ATTEST:


s/  Deana R. Olsen            By: /s/  Steven Burmeister
------------------                -----------------------------------
                                  Steven Burmeister
                                  Address:  6131 Lake Harbor Road
                                            Muskegon, MI  49441


ATTEST:


s/  Deana R. Olsen            By: /s/  Dennis Toussaint
------------------                ----------------------------------
                                  Dennis Toussaint
                                  Address:  10371 Portage Road
                                            Kalamazoo, MI  49002



ATTEST:                       BACOVAST, L.L.C.


s/  Douglas J. McNeil         By:   /s/  Timothy D. Westra
---------------------               -----------------------------------
                              Its:: /s/  Timothy D. Westra
                                    -----------------------------------
                                    Pursuant to Power of Attorney in Source
                                    Optical Shareholder Agreement



             [Signature Page to Stock Purchase and Sale Agreement]

LIST OF OMITTED EXHIBITS AND SCHEDULES:

Listed below are all the schedules and exhibits that are omitted from Exhibit
2.1 in this Form 8-K. The Registrant agrees to furnish supplemental copies of any omitted exhibit or schedule listed below to the Commission upon request.

Exhibits
--------

1.02(a)  Form of Escrow Agreement
1.02(b)  Form of Promissory Note
6.01     Form of Non-Competition Agreement
6.02     Form of Real Estate Lease
6.04(a)  Form of Employment Agreement (Westra)
6.04(b)  Form of Employment Agreement (Cress)
6.04(c)  Form of Employment Agreement (Almy)
6.04(d)  Form of Employment Agreement (Burmeister)
7.05     Form of Opinion of McNeil Grafton


Schedules
---------

1.02     Purchase Price Allocation
2.01     Title to Shares
2.04     Capitalization
2.08     Validity, etc.
2.09     Financial Statement
2.11     Absence of Adverse Change; Conduct of Business
2.14     Taxes
2.15     Litigation
2.18     Licenses and Permits
2.20     Certain Employees
2.21     Employee Benefits
2.22     Tangible Properties
2.23     Owned Premises
2.24     Leased Premises
2.26     Insurance
2.27     Outstanding Commitments
2.28     Intellectual Property
2.29     Customers and Suppliers
2.30     Banks, Brokers and Proxies
2.31     Guaranties of Indebtedness of Other Persons
2.32     Transactions with Affiliates
2.37     Year 2000 Compliance